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                    ST. JUDE MEDICAL, INC. AND SUBSIDIARIES

                  EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

ST. JUDE MEDICAL, INC.:

Pacesetter, Inc. (Delaware)
St. Jude Medical, Inc., Cardiac Assist Division (Delaware)
St. Jude Medical S.C., Inc. (Minnesota)
St. Jude Medical Europe, Inc. (Delaware)
St. Jude Medical International, Inc. (Delaware)
St. Jude Medical Sales Corporation (Barbados)
St. Jude Medical Puerto Rico, Inc. (Delaware)
151703 Canada Inc. (Canada)
Pacesetter Netherland Distribution AB (Sweden)
Pacesetter AB (Sweden)
St. Jude Medical Sweden AB (Sweden)
St. Jude Medical Italia S.p.a. (Italy)
Pacesetter France SA (France)
St. Jude Medical Danmark A/s (Denmark)
St. Jude Medical Finland O/y (Finland)
St. Jude Medical AG (Switzerland)
St. Jude Medical GmbH (Germany)
St. Jude Medical Medizintechnik Ges.m.b.H. (Austria)
N.V. St. Jude Medical Belgium, S.A. (Belgium)
St. Jude Medical France S.A. (France)
St. Jude Medical Espagna S.A. (Spain)
St. Jude Medical UK Limited (United Kingdom)
Pacesetter Medical Products Limited (United Kingdom)
Partner Acquisition Corp. (Minnesota)
St. Jude Medical Nederland B.V. (Netherlands)
St. Jude Medical, Canada Inc. (Canada)
St. Jude Medical Pacesetter Sales AB (Sweden)